Exhibit 4.6
Execution Version

AMENDMENT NO. 1 TO
SALE AND SERVICING AGREEMENT
AMENDMENT NO. 1 TO SALE AND SERVICING AGREEMENT, dated as of April 28, 2023 (this “Amendment”), among EXETER HOLDINGS TRUST 2022-6, a Delaware statutory trust (the “Holding Trust”), EFCAR, LLC, a Delaware limited liability company (the “Seller”), EXETER FINANCE LLC, a Delaware limited liability company (the “Servicer”), EXETER AUTOMOBILE RECEIVABLES TRUST 2022-6, a Delaware statutory trust (the “Issuer”), and CITIBANK, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”) and as backup servicer (in such capacity, the “Backup Servicer”).

WHEREAS, the Holding Trust, the Seller, the Servicer, the Issuer, the Indenture Trustee and the Backup Servicer are parties to that certain sale and servicing agreement, dated as of November 15, 2022 (the “Sale and Servicing Agreement”);

WHEREAS, the Holding Trust, the Seller, the Servicer, the Issuer, the Indenture Trustee and the Backup Servicer desire to amend the Sale and Servicing Agreement to correct or supplement certain provisions in the Sale and Servicing Agreement;

WHEREAS, pursuant to, and subject to certain conditions described in the Sale and Servicing Agreement, the Holding Trust, the Seller, the Servicer, the Issuer, the Indenture Trustee and the Backup Servicer may, without the consent of any of the Noteholders, amend the Sale and Servicing Agreement to correct or supplement any provisions in the Sale and Servicing Agreement;

WHEREAS, the Servicer has notified the Owner Trustee and the Indenture Trustee of this Amendment, as described in Section 11.1(d) of the Sale and Servicing Agreement; and
WHEREAS, the Seller has caused to be delivered to the Owner Trustee, the Indenture Trustee and the Backup Servicer the Opinion of Counsel described in Section 12.1(c)(i) of the Sale and Servicing Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.  Definitions.  Capitalized terms used but not otherwise defined herein have the meanings given to them in the Sale and Servicing Agreement.
SECTION 2.  Amendments to the Sale and Servicing Agreement.
(a)  The first paragraph in Section 4.2(d) of the Sale and Servicing Agreement is hereby amended by deleting the clause “and such successor Servicer shall have assumed all of the rights and obligations of the outgoing Servicer under the Lockbox Account Agreement with respect to the Issuer” in each of the two places where such clause appears within such paragraph.

(b)  The fourth paragraph in Section 4.2(d) of the Sale and Servicing Agreement is hereby amended by deleting the clause “the Lockbox Account Agreement and” in each of the five places where such clause appears within such paragraph.

SECTION 3.  Representations and Warranties.  Each of the Holding Trust, the Seller, the Servicer, the Issuer, the Indenture Trustee and the Backup Servicer represents and warrants to the other parties hereto as set forth in this Section 3.
(a)  The execution, delivery and performance by such party of this Amendment are within its powers, have been duly authorized by all necessary action, and do not contravene its organizational documents or any contractual restriction, law or governmental regulation, or court decree or order binding on or affecting it.
(b)  This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
SECTION 4.  Binding Effect; Ratification.
(a)  This Amendment shall become effective as of the date first set forth above once counterparts hereof shall have been executed and delivered by the parties hereto, at which time this Amendment shall become binding on the parties hereto and their respective successors and assigns.
(b)  The Sale and Servicing Agreement, as amended hereby, remains in full force and effect.  On and after the date hereof, each reference in the Sale and Servicing Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Basic Document to the Sale and Servicing Agreement, shall mean and be a reference to the Sale and Servicing Agreement, as amended hereby.
(c)  Except as expressly amended hereby, the Sale and Servicing Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
SECTION 5.  Miscellaneous.
(a)  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AMENDMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH OF THE PARTIES HERETO AND THEIR ASSIGNEES AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.
(b)  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AMENDMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

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(c)  The headings of the various Articles and Sections in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(d)  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of: (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

(e)  It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Holding Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, covenants, undertakings and agreements herein made on the part of the Holding Trust is made and intended not as personal representations, covenants, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Holding Trust, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Holding Trust or any other Person in this Amendment and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Holding Trust or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Holding Trust under this Amendment or any other related documents.
(f)  It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, covenants, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally,

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to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Amendment and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.
(g)  This Amendment has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee and Backup Servicer, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Holding Trust or the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Holding Trust or the Issuer, as applicable.  The Indenture Trustee has the same rights, protections and immunities hereunder as it has under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis, which shall survive the satisfaction and discharge of the Indenture.
SECTION 6.  Instruction.  Pursuant to Section 11.1(a) of the Indenture, the Issuer hereby instructs the Indenture Trustee to execute this Amendment.  This instruction is an Issuer Order pursuant to the Indenture.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
EXETER HOLDINGS TRUST 2022-6,
as Holding Trust

By:	Wilmington Trust Company, not in its
individual capacity but solely as Owner Trustee
on behalf of the Holding Trust

	By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

EFCAR, LLC, as Seller

By:	/s/ Jeff Briggs
	Name:	Jeff Briggs
	Title:	Assistant Vice President

EXETER FINANCE LLC, as Servicer

By:	/s/ Jeff Briggs
	Name:	Jeff Briggs
	Title:	Senior Vice President and Assistant Treasurer

EXETER AUTOMOBILE RECEIVABLES
TRUST 2022-6, as Issuer

By:	Wilmington Trust Company, not in its
individual capacity but solely as Owner Trustee
on behalf of the Issuer

	By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

CITIBANK, N.A., not in its individual capacity but
solely as Indenture Trustee and Backup Servicer

By:	/s/ Jennifer Morris
	Name:	Jennifer Morris
	Title:	Senior Trust Officer